STOCK ORDER FORM

Carroll Bancorp, Inc.

Stock Information Center
c/o Stifel Nicolaus
18 Columbia Turnpike
Florham Park, NJ 07932
Call us toll-free,
at 1-(877) 821-5778

For Internal Use Only

BATCH # ________ ORDER # ________ CATEGORY # ________

REC'D ________ O ________ C ________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on September __, 2011. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Carroll Community Bank's main office, located at 1321 Liberty Road, Sykesville, Maryland. Do not hand-deliver to our Westminster branch. Do not mail Stock Order Forms to Carroll Community Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 5% of the shares of common stock sold in the offering (16,575 shares, 19,500 shares, 22,425 shares and 25,788 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range).
See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **Carroll Bancorp, Inc.** in the amount of: $ .00

Cash, wire transfers, and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Carroll Community Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Carroll Community Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **IRA and other retirement accounts held at Carroll Community Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	Carroll Community Bank Deposit Account Number	Withdrawal Amount(s)
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of Carroll Community Bank with aggregate account balances of at least $50 as of the close of business on January 31, 2010.

b. ☐ Depositors of Carroll Community Bank with aggregate account balances of at least $50 as of the close of business on June 30, 2011.

c. ☐ Depositors and borrowers of Carroll Community Bank as of August 4, 2011.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the *first* box that applies to this order:

d. ☐ You are a resident of Carroll County or Howard County in Maryland.

e. ☐ You are placing an order in the Community Offering, but (d) above does not apply.

ACCOUNT INFORMATION - SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)	Carroll Community Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT

Check if you are a Carroll Bancorp, Inc. or Carroll Community Bank

☐ Director ☐ Officer ☐ Immediate Family Member, as defined on the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders in the stock offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. *(continued on reverse side of this form)*

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualified in a lower Subscription Offering priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (Important)
City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP

Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*

☐ Corporation/Partnership ☐ Other ________

FOR TRUSTEE/BROKER USE ONLY:

☐ IRA
SSN of Beneficial Owner: ___-___-____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on September __, 2011, otherwise this form and all subscription rights will be void. *(continued on reverse side of this form)*

→ ORDER NOT VALID UNLESS SIGNED ←

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date	Signature (title, if applicable) Date

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STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term "associate" of a person means:

(1) any corporation or organization, other than Carroll Community Bank, Carroll Bancrop, Inc. or a majority-owned subsidiary of Carroll Community Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any tax-qualified employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3) any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of Carroll Community Bank or Carroll Bancorp, Inc.

Acting in concert – The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the sole right to determine whether prospective purchasers are associates or acting in concert. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

Please see the Prospectus section entitled " The Conversion and Offering – Limitations on Common Stock Purchases" for more information on purchase limitations.

(11) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Carroll Bancorp, Inc., this Stock Order Form may not be modified or canceled without Carroll Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitations as set forth in the Plan of Conversion and the Prospectus dated August 12, 2011.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

I further certify that, before purchasing the common stock of Carroll Bancorp, Inc., I received the Prospectus dated August 12, 2011, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Carroll Bancorp, Inc. in the "Risk Factors" section, beginning on page 17. Risks include, but are not limited to the following:

1. The recent economic recession could result in increases in our level of nonperforming loans and/or reduce demand for our products and services, which could adversely affect our results of operations.
2. We may not be able to generate significant profits in the future.
3. As our loans are concentrated to borrowers in our market area, we have a greater risk of loan defaults and losses if there is an economic downturn in our market area.
4. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
5. Downgrade of U.S. credit rating and uncertain political, credit and financial market conditions may reduce our net income, capital levels, liquidity and increase our future borrowing costs.
6. Changes in interest rates could have a material adverse effect on our operations.
7. Our plan to diversify and expand Carroll Community Bank's loan portfolio to increase commercial real estate loans will expose us to increased lending risks.
8. The nature of our commercial loan portfolio may expose us to increased lending risks.
9. Regulatory changes allowing the payment of interest on commercial accounts may negatively impact out core deposit strategy and our net interest income.
10. We are dependent upon the services of our president and chief executive officer, and the loss of our president and chief executive officer could adversely affect our operations.
11. Our growth strategy will increase our non-interest expenses and may not be successful.
12. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.
13. We are subject to security and operational risks relating to our use of technology that could damage our reputation and our business.
14. Strong competition within our market area may limit our growth and profitability.
15. If our stock of the Federal Home Loan Bank of Atlanta is classified as other-than-temporarily impaired or as permanently impaired, our earnings and stockholders' equity could decrease.
16. Increased and/or special FDIC assessments will hurt our earnings.
17. Our need to comply with extensive and complex governmental regulation could have an adverse effect on our business and our growth strategy, and we may be adversely affected by changes in laws and regulations.
18. The recently enacted Dodd-Frank Act may adversely impact our results of operations, liquidity or financial condition.
19. Our lending limit may limit our growth.
20. Our management team has a limited history of working together.
21. Our stock price may decline when trading commences.
22. There will be an extremely limited trading market in our common stock, which will hinder your ability to sell our common stock and may adversely affect our stock price.
23. Our share price will fluctuate, which may make it difficult for you to sell your common stock.
24. You may not revoke your decision to purchase Carroll Bancorp, Inc. common stock after you send us your stock order form.
25. Our return on equity will be low following the offering. This could negatively affect the trading price of our shares of common stock.
26. Expected voting control by directors, officers and other employees could enable insiders to prevent a merger or other transaction that may have provided stockholders a premium for their shares.
27. The implementation of stock-based benefit plans may increase our costs, which will reduce our income and dilute your ownership interest.
28. We intend to enter into a new employment agreement with our President and Chief Executive Officer and change in control agreements with four of our senior officers, all of which may increase our compensation costs or increase the cost of acquiring us.
29. We have broad discretion in using the proceeds of the offering. Our failure to effectively use such proceeds could reduce our profits.
30. Various factors may make takeover attempts more difficult to achieve, which could negatively affect the market price of the common stock or prevent transactions that might have resulted in stockholders receiving a premium for their shares.
31. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating costs.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. ← **See Front of Stock Order Form**

CARROLL BANCORP, INC.
STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person is 5% of the shares of common stock sold in the offering (16,575 shares, 19,500 shares, 22,425 shares and 25,788 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range). Further, no person, together with associates or group of persons acting in concert, may purchase in all categories of the offering combined, more than 5% of the shares sold in the offering. Please see the Prospectus section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Carroll Bancorp, Inc. These will be deposited upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Carroll Community Bank's statement savings rate until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Carroll Community Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Carroll Community Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable deposit account rate, and account withdrawals will be made at the completion of the conversion. There will be no early withdrawal penalty for withdrawal from a Carroll Community Bank certificate of deposit account. Note that you may NOT designate accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate for direct withdrawal Carroll Community Bank IRA or other retirement accounts. **For guidance on using retirement funds, whether held at Carroll Community Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the September __, 2011 offering deadline.** See the Prospectus section entitled "The Conversion and Offering – Procedure for Purchasing Shares in the Subscription Offering and the Community Offering – Using Retirement Funds to Purchase Shares." Your ability to use retirement accounts to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the **Subscription Offering.** If you checked one of these boxes, list all Carroll Community Bank deposit and loan account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.** Boxes (d) and (e) refer to the **Community Offering.** Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled "The Conversion and Offering" for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Carroll Community Bank or Carroll Bancorp, Inc. director or officer, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable.

Section (8) – Association/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower Subscription Offering priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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CARROLL BANCORP, INC.
STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be names on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Carroll Community Bank at the close of business on January 31, 2010, June 30, 2011, August 4, 2011 or a loan as of the close of business on August 4, 2011.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Carroll Community Bank at the close of business on January 31, 2010, June 30, 2011, August 4, 2011 or a loan as of the close of business on August 4, 2011.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Carroll Community Bank at the close of business on January 31, 2010, June 30, 2011 or August 4, 2011.

The standard abbreviation for custodian is "CUST." The Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MD Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MD (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Carroll Community Bank at the close of business on January 31, 2010, June 30, 2011, August 4, 2011 or a loan as of the close of business on August 4, 2011.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Carroll Community Bank at the close of business on January 31, 2010, June 30, 2011, August 4, 2011 or a loan as of the close of business on August 4, 2011.

Buying Stock in a Self-Directed IRA (*for trustee/broker use only*) – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John SMITH IRA"). You can indicate an account number or other underlying information and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Carroll Community Bank at the close of business on January 31, 2010, June 30, 2011, August 4, 2011 or a loan as of the close of business on August 4, 2011.

Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on September __, 2011. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Carroll Community Bank's main office, located at 1321 Liberty Road, Sykesville, Maryland. We will not accept Stock Order Forms at our Westminster branch. Please do not mail Stock Order Forms to Carroll Community Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 821-5778, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.